Exhibit 10.2

ONKOSXCEL THERAPEUTICS, LLC AND ONKOSXCEL EMPLOYEE HOLDINGS, LLC MANAGEMENT Incentive Plan

PROFITS UNIT AWARD AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC Management Incentive Plan (the “Plan”) shall have the same defined meanings in this Profits Unit Award Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an award of Profits Units of OnkosXcel Employee Holdings, LLC (the “Company”), subject to the terms and conditions of the Governing Documents, the Plan and this Agreement, as follows:

Name of Participant:	[______]

Total Number of Profits Units	[______]

Granted:

Profits Unit Threshold:	$[____]

Grant Date:	[____]

Vesting Commencement Date:	[_____]

Vesting:	The Profits Units will vest in accordance with the vesting schedule set forth in Appendix A

JOINDER

By execution of this Joinder, the Participant hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Limited Liability Company Agreement of OnkosXcel Employee Holdings, LLC (the “Employee Holdings LLC Agreement”), dated as of April 19, 2022, by and among BioXcel Therapeutics, Inc., a Delaware corporation, the Company, OnkosXcel Therapeutics, LLC (“Holdings”) and the other parties thereto, as a “Management Professional Member”. The Participant hereby represents and warrants to the Company and each other Member that each representation and warranty set forth in Article 13 of the Employee Holdings LLC Agreement is true, accurate and not misleading as to Participant as of the date hereof.

[Signature Page to Grant Notice Follows]

Your signature below indicates your agreement and understanding that the Profits Units are subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement), the Governing Documents and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS PROFITS UNIT AWARD.

ONKOSXCEL EMPLOYEE HOLDINGS, LLC		PARTICIPANT

By:
	Name:	[______]
Title:

aPPENDIX A TO PROFITS UNIT AWARD AGREEMENT

1.              Award of Profits Units

(a)            Award of Profits Units. The Company hereby awards and grants to the Participant the Profits Units set forth in the Grant Notice to which this Appendix A is attached, upon the terms and conditions set forth in the Plan, the Governing Documents and this Agreement (including the Grant Notice and this Appendix A). The Profits Unit Award is an Upstairs Profits Unit Award (as defined in the Plan) and shall correspond to the Downstairs Profits Units Award as described in Section 3(a). The Participant hereby agrees that except as required by law, he or she will not disclose to any Person other than the Participant’s spouse and/or tax or financial advisor (if any) the grant of the Profits Unit Award or any of the terms or provisions hereof without the prior approval of the Administrator, and the Participant agrees that, in the discretion of the Administrator, the Profits Units shall be forfeited without consideration if the Participant violates the non-disclosure provisions of this Section 1(a).

(b)            Profits Units Subject to Plan. The Profits Unit Award granted hereunder is subject to the terms and provisions of the Plan and the Governing Documents.

2.              Vesting Schedule

(a)            Vesting of Profits Units. Subject to Section 2(c) and Section 2(d):

(i)            Except as provided in Section 2(a)(ii) below, the Profits Units shall vest [___________]1; provided that any fraction of a Profits Unit will be accumulated and will vest only when a whole Profits Unit has accumulated.

(ii)            Upon the occurrence of a Change in Control, any unvested portion of the Profits Units shall vest as of immediately prior to such Change in Control.

(b)            Discretionary Vesting. The Administrator in its discretion may accelerate the vesting of any portion of the Profits Units that does not otherwise vest pursuant to Section 2(a).

(c)            No Vesting of Profits Units; Forfeiture. Notwithstanding anything to the contrary in this Agreement, the Plan or the Governing Documents, unless otherwise determined by the Administrator, any portion of the Profits Units that has not become vested on or prior to the date of the Participant’s Termination of Employment shall be forfeited on the date of the Participant’s Termination of Employment without consideration and shall not thereafter become vested.

(d)            Forfeiture upon Termination for Cause. Notwithstanding any provision of this Agreement, the Plan or the Governing Documents to the contrary, in the event of the Participant’s Termination of Employment by the Company or one of its Affiliates for Cause, all vested and unvested Profits Units shall be forfeited on the date of the Participant’s Termination of Employment without consideration.

1 NTD: To be specified in individual award agreements.

3.            Other Provisions

(a)            Downstairs Award. A Downstairs Profits Unit Award covering that number of Profits Units of Holdings equal to the Total Number of Profits Units Subject to the Award is hereby granted by Holdings to Employee Holdings on the Grant Date. Each time a portion of the Upstairs Profits Unit Award is vested, forfeited or adjusted pursuant to this Agreement, the Plan or the Governing Documents, a corresponding portion of the Downstairs Profits Unit Award shall be vested, forfeited or adjusted, as applicable. All Profits Units of Holdings constituting the Downstairs Profits Units Award shall be subject to the terms of this Section 3(a), the Plan and the Governing Documents.

(b)            Participant Representation; Not a Contract of Service. The Participant hereby represents that the Participant’s execution of this Agreement and participation in the Plan is voluntary and that the Participant has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Affiliates. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company or one of its Affiliates and the Participant and approved by the Board.

(c)            Profits Units Subject to Plan and Governing Documents. The Participant acknowledges that the Profits Units are subject to the terms of the Plan and the Governing Documents. In the event of a conflict between the terms of this Agreement and the terms of the Plan or the Governing Documents, the terms of the Plan or the Governing Documents, as applicable, will control. Notwithstanding the foregoing, the terms of the Governing Documents shall control over any conflicting term of the Plan.

(d)            Tax Consequences; Section 83(b) Election. The Company and its Affiliates have encouraged the Participant to review the tax consequences of the Profits Units with the Participant’s own personal tax or financial advisor. The Participant understands that he or she, and not the Company or any of its Affiliates, will be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement or the Profits Units. The Participant agrees that the Participant shall file an election covering the Profits Units under Section 83(b) of the Code in the form attached hereto as Exhibit A to this Appendix A, with the Internal Revenue Service within thirty (30) days following the Grant Date.

(e)            Profits Interest. As further set forth in the Governing Documents, the Profits Units awarded pursuant to this Agreement are intended to be treated as “profits interests” under Revenue Procedure 93-27 (1993-27 C.B. 343) for U.S. federal income tax purposes.

(f)            Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

4.            Non-Solicitation.

(a)            During the period commencing on the Grant Date and ending on the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall not persuade or encourage or attempt to persuade or encourage any business customers, business partners or business affiliates of the Company or its Affiliates to cease doing business with the Company or any of its Affiliates or to engage in any Competitive Activity on its own or with any Competitor of the Company or its Affiliates.

(b)            During the period commencing on the Grant Date and ending on the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall not, except on behalf of the Company and its subsidiaries, directly or indirectly, solicit, recruit or hire any (x) current employee or (y) employee whose employment with the Company or its Affiliates was or is terminated coincident with, or within six (6) months prior to or after, the date of the Participant’s Termination of Employment, in each case for the purpose of being employed by, or otherwise provide services to, the Participant or any business, individual, partnership, firm, corporation or other entity on whose behalf the Participant is acting as an agent, representative, employee or otherwise. For purposes of this Agreement, “help wanted” advertisements, postings on internet job sites, and searches by employment search companies which are not specifically targeting employees of the Company or any of its subsidiaries (and in each case the Participant’s dealing with such employees as a result thereof) shall not result in a violation of this obligation.

(c)            Injunctive Relief. The Participant understands and agrees that the Company will suffer irreparable harm if the Participant breaches any provision of this Section 4, that remedy at law alone will be an inadequate remedy for any such breach and that monetary damages are inadequate to compensate the Company for any breach of this Section. Accordingly, the Participant agrees that the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled to enforce the specific performance of this Section 4 by the Participant and to both temporary and permanent injunctive relief without bond and without liability should such relief be denied, modified or violated. The Participant also recognizes that the territorial, time and scope limitations set forth in this Section 4 are reasonable and are properly required for the protection of the Company and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and the Participant agree, and the Participant submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

(d)            Effect of Breach. Notwithstanding any provision of this Agreement, the Plan or the Governing Documents to the contrary, and for the avoidance of doubt, any breach by the Participant of any of the covenants set forth in this Section 4 shall entitle, but not obligate, the Company to exercise its “Call Right” at the “Purchase Price” (each such term as defined in the Governing Documents of Employee Holdings) applicable to a Termination of Employment for Cause in accordance with the Governing Documents of Employee Holdings.

5.            Definitions

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

(a)            “Change in Control” shall mean the first to occur of any of the following (i) a merger or consolidation of the Company with or into any other corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including, without limitation, the sale by the Company of new securities or a transfer of existing securities of the Company, the result of which is that a third party that is not an Affiliate of the Company immediately prior to such transaction acquires or holds securities of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an Affiliate of the Company; (C) an initial public offering of any of the Company’s securities or any other transaction or series of related transactions principally for bona fide equity financing purposes; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.

(b)            “Grant Date” shall be the grant date set forth in the Grant Notice.

(c)            “Grant Notice” shall mean the Grant Notice referred to in Section 1(a) of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

(d)            “Participant” shall be the Person designated as such in the Grant Notice.

(e)            “Plan” shall have the meaning set forth in the Grant Notice.

(f)            “Profits Unit Threshold” shall be the Profits Units Threshold set forth in the Grant Notice and shall have the meaning set forth in the Governing Documents of Holdings.

(g)            “Total Number of Profits Units Subject to the Award” shall mean the total number of Profits Units granted as set forth in the Grant Notice.

(h)            “Vesting Commencement Date” shall be the vesting commencement date set forth in the Grant Notice.

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EXHIBIT A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: [____] Profits Units (the “Profits Units”) in OnkosXcel Employee Holdings, LLC (the “Company”)

3.	The date on which the property was transferred is:___________________.

4.	The property is subject to the following restrictions: The Profits Units may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: ______.

6.	The amount (if any) paid for such property is: ______.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _______________, ____
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _______________, ____
Spouse of Taxpayer